                                                                   EXHIBIT 3.103

                            ARTICLES OF INCORPORATION

                                       OF

                 MESILLA VALLEY MENTAL HEALTH ASSOCIATES, INC.

         The undersigned, acting as incorporator of a corporation pursuant to the New Mexico Business Corporation Act, adopts the following Articles of Incorporation for such corporation:

         1. Name. The name of the corporation shall be Musilla Valley Mental Health Associates, Inc.

         2.       Duration. The duration of the corporation shall be perpetual.

         3. Purposes. The purposes for which the corporation is organized are to establish, lease, own, and operate psychiatric and mental health hospitals, clinics, and other related facilities, and to transact any lawful business for which corporations may be incorporated under the Business Corporation Act.

         4. Shares of Stock. The aggregate number of shares of stock which the corporation shall have the authority to issue shall be 50,000 shares with no par value.

         5. Pre-Emptive Rights. No holder of stock of the corporation shall be entitled as a matter of right to purchase, subscribe for, or otherwise acquire any new or additional shares of stock of the corporation, or any options or warrants to purchase, or any shares, bonds, notes or other securities convertible into or carrying options to purchase or otherwise acquire any such new or additional shares.

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         6.       Registered Office and Agent. The address of the initial
registered office of the corporation shall be 250 South Downtown Mall, Las Cruces, New Mexico 88001, and the name of its initial registered agent at that address is Charlotte Greenfield.

         7. Board of Directors. The number of directors constituting the initial board of directors of the corporation shall be five (5) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify are:

       NAME                         ADDRESS
       ----                         -------
Harold H. Alexander          132 W. Las Cruces Ave.
                             Las Cruces, NM 88001

Ross E. Easterling           132 W. Las Cruces Ave.
                             Las Cruces, NM 88001

John H. Rennick              132 W. Las Cruces Ave.
                             Las Cruces, NM 88001

Thomas C. Thompson           132 W. Las Cruces Ave.
                             Las Cruces, NM 88001

James E. Welch               132 W. Las Cruces Ave.
                             Las Cruces, NM 88001

         8. Incorporator. The name and address of the incorporator of the corporation is:

Charlotte Greenfield         250 S. Downtown Mall
                             Las Cruces, NM 88001

         I, Charlotte Greenfield, as incorporator of the above corporation, being first duly sworn, upon oath say that I have

                                      -2-
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read the foregoing Articles of Incorporation and know the contents thereof and believe the statements made therein to be true and correct.

         Done this 5th day of June, 1985.

                                             /s/ Charlotte Greenfield
                                             --------------------------------
                                             Charlotte Greenfield

STATE OF NEW MEXICO )
                    ) ss.
COUNTY OF DONA ANA  )

         The foregoing instrument was acknowledged before me this 5th day of June, 1985, by Charlotte Greenfield.

                                             /s/ Susan M. Steeds
                                             -----------------------------------
                                                       Notary Public

My commission expires:
10-17-85

                                      -3-
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                     AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT
                     BY DESIGNATED INITIAL REGISTERED AGENT

To the State Corporation Commission
State of New Mexico

STATE OF NEW MEXICO     )
                        ) SS. :
COUNTY OF DONA ANA      )

On this 5 day of June, 1985, before me a Notary Public in and for the State and County aforesaid, personally appeared Charlotte Greenfield, who is to me known to be the person and who, being duly sworn, acknowledged to me that he does hereby accept his appointment as the Initial Registered Agent of Mesilla Valley Mental Health Associates, Inc. a Foreign Corporation which is applying for a Certificate of Authority to transact business in the State of New Mexico pursuant to the provisions of the Business Corporation Act of the State of New Mexico.

                                               Charlotte Greenfield
                                               ---------------------------------
                                                       REGISTERED AGENT

                                           BY(1)________________________________
                                                _______PRESIDENT

Subscribed and sworn to before me on the day, month, and year first above set forth

Susan M. steeds
---------------------------------
NOTARY PUBLIC

Commission Expires: 10-17-85

         (notarial seal)

NOTE:   (1) If the Agent is a Corporation then the affidavit must be executed by the President of Vice-President of the Corporation.